Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Daseke, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the dates set forth below.

Dated: April 14, 2020	LYONS CAPITAL, LLC

	By:	/s/ Phillip N. Lyons
	Name:	Phillip N. Lyons
	Title:	Sole Manager

Dated: April 14, 2020	THE LYONS COMMUNITY PROPERTY TRUST, DATED JUNE 15, 1979

	By:	/s/ Phillip N. Lyons
	Name:	Phillip N. Lyons
	Title:	Co-Trustee

	By:	/s/ Mary A. Lyons
	Name:	Mary A. Lyons
	Title:	Co-Trustee

Dated: April 14, 2020	/s/ Phillip N. Lyons
PHILLIP N. LYONS

[Signature Page to Joint Filing Agreement to Schedule 13D]